Exhibit J

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Reports to Shareholders" in the Statement of Additional Information and to the
incorporation by reference in Post-Effective Amendment No. 22 to the Registration Statement under the Securities Act of 1933 (File No. 33-32476) and in this Amendment No. 23 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5970) of our report on Cash Account Trust dated June 1, 2001.


                                                    /s/ERNST & YOUNG LLP
                                                    ERNST & YOUNG LLP

Chicago, Illinois
July 20, 2001